EXHIBIT 21.1

Subsidiaries of Registrant

Subsidiary	Jurisdiction of Organization

American VitalCare, Inc.	State of California
Managed Alternative Care, Inc.	State of California
StarMed Management, Inc.	State of Delaware
RehabCare Group East, Inc.	State of Delaware
RehabCare Group Management Services, Inc.	State of Delaware
RehabCare Group of California, Inc.	State of Delaware
RehabCare Texas Holdings, Inc.	State of Delaware
RehabCare Group of Texas, L.P.	State of Texas
Salt Lake Physical Therapy Associates, Inc.	State of Utah
Phase 2 Consulting, Inc.	State of Delaware
RehabCare Group of Virginia, LLC	State of Virginia
RehabCare Hospital Holdings, LLC	State of Delaware
West Gables Rehabilitation Hospital, LLC	State of Delaware
Clear Lake Rehabilitation Hospital, LLC	State of Delaware
Lafayette Specialty Hospital, LLC	State of Delaware
Tulsa Specialty Hospital, LLC	State of Delaware
Louisiana Specialty Hospital, LLC	State of Delaware
RehabCare Group of Arlington, L.P.	State of Texas
RehabCare Group of Amarillo, L.P.	State of Texas
RehabCare Group of Midland, L.P.	State of Texas
Cannon & Associates, LLC	State of Delaware
RehabWorks, LLC	State of Delaware
Symphony Health Services, LLC	State of Delaware
VTA Management Services, LLC	State of Delaware
VTA Staffing Services, LLC	State of Delaware
Northland LTACH, LLC	State of Delaware
Central Texas Rehabilitation Hospital, LLC	State of Delaware
Central Texas Specialty Hospital, LLC	State of Delaware
St. Luke’s Rehabilitation Hospital, LLC	State of Delaware
Reading Long Term Acute Care Hospital, LLC	State of Delaware
Greater Peoria Specialty Hospital, LLC	State of Delaware
Kokomo LTACH, LLC	State of Delaware